Exhibit 3.3

CASCADES INC.

BY-LAWS

BY-LAW NO. 2011-1

ARTICLE I - INTERPRETATION

1.	Definitions

“Act” means the Business Corporations Act (Quebec), R.S.Q., c. S-31.1 as well as any amendment made thereto;

“Board” or “Board of Directors” also means all the directors of the Corporation;

“Corporation” means “Cascades Inc;

“directors” also means the Board of Directors;

“by-laws” means these by-laws, any other by-laws, such as those provided in section 726 of the Act, as well as any amendments made thereto.

The terms and expressions defined in the Act have the same meaning when used in the by-laws.

2.	Rules of Interpretation

Terms used in the singular only include the plural and vice versa and terms used in the masculine gender include the feminine gender and vice versa, and words and expressions denoting natural persons also refer to legal persons including corporations and all other unincorporated groups.

3.	Titles

Titles used in these by-laws are for ease of reference only and shall not be considered in the interpretation of the provisions contained herein nor shall they be deemed to modify or explain the scope or meaning of such terms and provisions.

ARTICLE II - HEAD OFFICE

1.	Head Office

Subject to the following, the Corporation’s head office is located within the limits of the Judicial District of Drummond.

The Corporation may, by special resolution of the shareholders, transfer its head office to another judicial district.

The Corporation may, by resolution of the Board of Directors, relocate its head office within the judicial district in which it is located.

2.	Offices

The Corporation may have offices anywhere in Quebec, in Canada or elsewhere as the directors may determine from time to time by resolution.

ARTICLE III - MEETINGS OF SHAREHOLDERS

1.	Annual Meeting

The annual shareholders meeting shall be held each year on the date and at the time that the Board of Directors determines, for the purpose of receiving the financial statements and auditors’ report, electing the directors and appointing the auditors and authorizing the Board of Directors to set their compensation and taking cognizance of and transacting any business that may legally be brought before the meeting.

The annual shareholders meeting shall be held at the head office of the Corporation or at such other place as may be determined by the Board of Directors.

An annual meeting may also constitute a special meeting for the purpose of taking cognizance of and transacting any business that may be transacted at a special meeting.

2.	Special Meeting

A special shareholders meeting, whether general or not, may be called at any time by order of the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors. A special meeting, whether general or not, may be held separately or as part of an annual meeting.

Special shareholders meetings shall be held at the head office of the Corporation or at such other place as may be determined by the Board of Directors.

3.	Calling of a Special General Meeting by Shareholders

The Board of Directors shall be required to call a special general meeting of shareholders when holders of not less than 10% of the issued shares of the Corporation that carry the right to vote so requisition in a written notice signed by at least one of the shareholders. This requisition must state the business to be transacted at the meeting and must be sent to each director and to the head office of the Corporation. The Board of Directors must call the shareholders meeting on receiving the requisition. If the meeting is not called within twenty-one (21) days after receiving the requisition, any shareholder who signed the requisition may call the special general meeting.

4.	Notices and Other Communications

Subject to the provisions of paragraph 3 of this Article III, a written notice specifying the time, place and business to be transacted at the meeting must be sent to each shareholder entitled to vote at the meeting and to each director. The notice must be sent not less than 21 days and not more than 60 days before the meeting. Such notice shall be given by the Secretary or by any other officer of the Corporation appointed by the directors or by the shareholder who signed the requisition. The notice does not need to be signed by hand.

Any notice, communication or document that the Corporation must give, pursuant to the Act, the articles, these by-laws or otherwise, to a shareholder, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at this recorded address.

In addition to the foregoing, any such notice, communication or document required to be given may instead be delivered by the Corporation in an electronic or other technologically enhanced format, provided that the requirements of the applicable law in respect of such delivery have been complied with in all respects, including, where required, receipt by the Corporation of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and the designation by the recipient of the information system for receipt thereof.

5.	Address of Shareholders

Every shareholder shall provide the Corporation with a postal address or an electronic address at which all notices intended for such shareholder may be sent. Any notice sent to the shareholder whose name appears on the registers of the Corporation at the time of such sending is enforceable against any other person who has acquired any rights to such shares as long as such party has not otherwise requested that the registers of the Corporation be amended by entering his own name and address.

6.	Failure to Give Notice

Any involuntary failure to send a notice of a meeting or non-receipt of such notice by a shareholder shall not invalidate any resolution passed or any proceedings conducted at such meeting.

7.	Incomplete Notice

Any involuntary failure to mention in the notice of annual or special meeting any matter which the Act or the by-laws require to be dealt with at such meeting shall not prevent the meeting from validly dealing with such matter.

8.	Waiver of Notice

Any shareholder or duly appointed proxyholder of a shareholder may, either before or after the meeting is held, waive the notice of an annual or special meeting, or any irregularity which occurred during such meeting or contained in the notice of meeting. A shareholder’s presence at a meeting, either in person or by proxy, shall constitute a waiver of the notice of such meeting, unless he attends specifically to object to its being held based on the irregularity of its calling. A certificate from the Secretary or any other duly authorized officer of the Corporation or from the registrar or transfer agent of the Corporation shall constitute irrefutable proof that a notice was sent to shareholders.

9.	Quorum

Subject to provisions of the articles to the contrary, two (2) persons present in person and who are themselves shareholders entitled to vote at such meeting or proxyholders for an absent shareholder entitled to vote at such meeting and representing personally or by proxy twenty-five percent (25%) of the issued and outstanding shares of the Corporation carrying the right to vote at the meeting, shall constitute the required quorum to transact business at any meeting of shareholders. If a quorum is present when the meeting is opened, the shareholders who are in attendance may transact all business at such meeting, notwithstanding the fact that there may not have been a quorum throughout the entire meeting.

10.	Adjournment

Whether or not there is a quorum, any meeting of shareholders may be adjourned from time to time by a vote of the majority of the shareholders then present in person or represented by proxy to a date (provided such adjournment is for at least fifteen (15) days) and at the place and time determined by such shareholders without further notice than the announcement made at the meeting, if the meeting is adjourned for less than thirty (30) days. Otherwise, a notice of at least twenty-one (21) days from the date of the adjourned meeting must be given as for an original meeting. Any business that could have been transacted at a meeting prior to its adjournment may also be transacted at the meeting at which there is a quorum, in accordance with the provisions of paragraph 9 of this Article III or the articles, as the case may be.

11.	Record Date

The Board of Directors may set a date prior to the date on which a meeting is to be called or held as the record date for the purpose of determining shareholders entitled to receive notice of or to vote at the meeting, and only those shareholders registered on the date so set shall be so entitled, notwithstanding any transfer of shares in the registers of the Corporation between the record date and the date on which the meeting is called or held. The record date must be not less than twenty-one (21) days and not more than sixty (60) days before the meeting.

The Board of Directors may set a date for the payment of dividends, award of rights or any other form of distribution, as the record date for determining the shareholders entitled to receive such dividend, right or distribution, and only those shareholders registered on the date so set shall be so entitled, notwithstanding any transfer of shares in the registers of the Corporation between the record date and the date the dividend is paid, the rights are granted or the distributions are made.

The Board of Directors may, in addition, fix a record date for the purpose of determining shareholders entitled to participate in a liquidation distribution or for any other purpose that it determines, in accordance with the Act.

12.	Voting and Qualification

Unless otherwise prescribed by the Act or by the articles, each shareholder shall be entitled to one vote per share held at any meeting of shareholders. The registered shareholders who are entitled to vote at a meeting of shareholders and the number of shares held by them shall respectively be determined according to the Corporation’s securities register as at the close of business on the record date for the holding of the meeting.

If two (2) or more persons hold shares jointly, the person attending the meeting of shareholders may, in the absence of the others, vote such shares. However, if two (2) or more co-holders are present or represented by proxy at the meeting and wish to vote thereat, they may only do so as one and the same person.

13.	Proxyholders

Votes may be cast by the shareholder himself or by his proxyholder or by one or more substitute proxyholders. Any person, whether or not a shareholder of the Corporation, may carry out the duties of a proxyholder and act in the manner, to the extent and in accordance with the instructions set forth in the proxy. A proxyholder may also be appointed by a legal person holding at least one share of the share capital of the Corporation carrying the right to vote at the meeting.

Unless otherwise prescribed in the notice of meeting, such proxy shall be provided to the Secretary of the Corporation at least 24 hours before the meeting.

14.	Participation

Any person entitled to attend a shareholders meeting may participate in the meeting by means of equipment enabling all participants to communicate directly with one another if the Corporation makes such equipment available to shareholders. A shareholder participating in a meeting by such means may vote using any equipment made available to shareholders by the Corporation, enabling votes to be cast in a way that allows them to be verified afterwards and protects the secrecy of the vote when a ballot has been requested.

15.	Chairman of the Meeting

The Chairman of the Board of Directors shall chair at every meeting of shareholders. In his absence, the Executive Vice-Chairman of the Board of Directors, or in his absence, the President of the Corporation, or in his absence, any person chosen by shareholders among one of their number, shall chair at such meeting. If the meeting only consists of proxyholders, a proxyholder elected by the meeting shall then act as chairman.

16.	Secretary

At every meeting of shareholders, the Secretary of the Corporation, or in his absence, an Assistant Secretary, or in the absence of the Secretary and any Assistant-Secretaries, a person appointed by the Chairman of the meeting, shall act as secretary.

17.	Resolutions

Unless otherwise prescribed by the Act, the articles or any other provision of the by-laws, all matters submitted to meetings of shareholders, including the election of directors, shall be decided by majority vote.

18.	Vote by Show of Hands

Unless otherwise prescribed by the Act, all voting shall be conducted by a show of hands at all shareholders’ meetings, unless a ballot is demanded by a person holding or representing by proxy at least 10% of shares entitled to vote at the meeting. A declaration by the chairman of the meeting that a resolution of the shareholders has been carried, or carried unanimously, or by a specified majority, or rejected, and that an entry to that effect has been made in the minutes of the meeting is, in the absence of any evidence to the contrary, proof of that fact, without it being necessary to prove the number or proportion of the votes recorded.

19.	Vote by Secret Ballot

If the Chairman of the meeting so orders or if another person who also holds or represents by proxy not less than 10% of the shares entitled to vote at the meeting so demands, voting shall be by secret ballot (either before or immediately after the result of the vote by a show of hands). In such instance, the secret ballot shall be held in the manner determined by the chairman of the meeting.

20.	Scrutineers

The Chairman of the meeting may appoint scrutineers (who may but need not be directors, officers, employees or shareholders of the Corporation) who shall act according to his instructions.

ARTICLE IV - DIRECTORS

1.	Number

Subject to the provisions of the Act,

1.1	The Corporation shall be administered by a Board of Directors consisting of a minimum of one (1) member and a maximum of fifteen (15);

1.2	The number of members in office shall be determined from time to time by resolution of the Board of Directors or by ordinary resolution of the shareholders but any reduction in the number of members shall not have the effect of reducing the term of office of the directors in office.

2.	Eligibility

Unless otherwise provided for in the articles, a director shall not be required to be a shareholder of the Corporation. A director shall be at least eighteen (18) years of age but it is not necessary that he be a resident of Canada or Quebec.

3.	Election and Term of Office

Unless otherwise provided for in the by-laws, the directors shall be elected by the shareholders at the annual meeting; the outgoing directors may be reelected. Such election shall be by a show of hands unless a ballot is requested in accordance with the provisions of paragraph 19 of Article III.

If the election of the directors does not take place at the annual meeting, it can be held at a subsequent special general meeting duly called for such purpose. The outgoing directors shall remain in office until their successors are elected.

If the articles so provide, the directors may appoint one or more additional directors to hold office for a term expiring not later than the close of the next annual shareholders meeting, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual shareholders meeting.

A director’s mandate ends upon death, resignation, removal or at such time that the director becomes disqualified to act as a director.

4.	Vacancies

So long as the directors remaining in office constitute a quorum, they shall be entitled to act even if there is a vacancy on the Board of Directors. The Board of Directors shall also be entitled to elect a new director to fill a seat left vacant following the death, resignation, disqualification or removal of a director which has not been filled by the shareholders. The shareholders who are entitled to vote shall also be entitled to elect directors in the case of vacancy at any annual meeting, or at a special general meeting duly called to fill such vacancies.

5.	Remuneration

The Board of Directors may, from time to time, by resolution of the Board, determine the remuneration of the directors. The directors shall be entitled to be reimbursed for their travel expenses to attend meetings of the Board of Directors or of any committee of the Board of Directors, as well as all costs, charges and expenses reasonably incurred in the exercise of their functions.

6.	Disqualification

The office of a director shall be vacated ipso facto if the director:

6.1	ceases to be qualified, or

6.2	becomes bankrupt or insolvent or makes a compromise or arrangement with his creditors, or

6.3	is interdicted or is placed under tutorship or curatorship, or

6.4	is of unsound mind, or found incapable by a court of another province or country, or

6.5	is removed from office as set forth below;

but any acts performed in good faith by a disqualified director shall be valid.

7.	Resignation

Any director may at any time tender his resignation in writing. Such resignation shall become effective at the time the written resignation is received by the Corporation or the time specified in the resignation, whichever is later.

8.	Removal from Office

The holders of the majority of the shares of the Corporation carrying the right to vote may, at any time, at a special general meeting of shareholders duly called for such purpose, remove any director of the Corporation from office before the end of the director’s term, with or without cause. The director who is to be removed from office shall be informed of the place and time of the meeting within the same time as for the calling of the meeting. He may attend the meeting and be heard or, in a written statement read by the person presiding over the meeting, explain why he opposes the resolution proposing his removal.

9.	General Powers of Directors

The Board of Directors shall exercise all the powers necessary to manage, or supervise the management of, the business and affairs of the Corporation.

10.	Conflict of Interest

A director shall avoid placing himself in a situation where his personal interest would be in conflict with his obligations as a director of the Corporation and shall disclose in the manner set forth in the Act the nature and value of any interest he has in a contract or transaction to which the Corporation is party.

Furthermore, a director shall disclose in the manner set forth in the Act any contract or transaction to which the Corporation and (a) an associate of the director, (b) a group of which the director is a director or officer, or (c) a group in which the director or an associate of the director has an interest, are party.

As required by the Act, a director who has such an interest shall abstain from participating in deliberations and voting on the matter. However, this rule shall not apply to matters relating to the director’s remuneration, his conditions of employment and other exceptions set forth in the Act.

The director who has such an interest shall leave the meeting while the Board of Directors deliberates and votes on the transaction or contract in question. The same principle applies to a director who holds an interest in an offeror making a takeover bid for the shares of the Corporation while the Board of Directors deliberates and votes on said bid.

11.	Borrowing

Without limiting the powers of the directors under the Act, the directors may from time to time on behalf of the Corporation:

11.1	borrow money upon the credit of the Corporation;

11.2	issue, pledge or sell debentures and other securities of the Corporation at such prices and for such amounts as are deemed appropriate;

11.3	hypothecate or otherwise encumber the immovable and movable property of the Corporation;

11.4	delegate in whole or in part the aforementioned powers to one or more officers of the Corporation, to such extent and upon such terms and conditions as are set forth in the resolution respecting the delegation of powers.

The provisions of this paragraph are in addition to those of any borrowing by-law adopted for banking purposes. However, the provisions of any such borrowing by-law do not have the effect of limiting the directors’ powers under section 115 of the Act nor shall they be interpreted so as to limit their powers thereunder.

ARTICLE V - MEETINGS OF THE BOARD OF DIRECTORS

1.	Regular Meetings

Unless it decides otherwise, the Board of Directors shall, without notice, meet immediately after the annual meeting of shareholders and at the same place, or immediately after a special general meeting of shareholders at which directors were elected and at the same place, to elect a Chairman of the Board, appoint the officers of the Corporation and transact any other business.

The Board of Directors may set a day or days in any month for the holding of regular meetings of the Board of Directors, at the place and time set by the Board. A copy of any resolution of the Board of Directors setting the place and time of such regular meeting shall be sent to each director immediately after it is passed. No other notice shall be required for any regular meeting except where the Act requires that the purpose or the business to be transacted at such meetings be specified.

2.	Other Meetings

The Board of Directors may meet at any time and at any place and for any purpose whatsoever, at the call of the Chairman of the Board, the President of the Corporation or a director, provided that a notice is duly sent to each director, or without notice if all of the directors are present or waive the notice of meeting in writing or by other, electronic means of communication.

3.	Participation

The directors may participate in a meeting of the Board of Directors by such means, particularly by telephone or video-conferencing, as permit all persons participating in the meeting to hear each other. They shall then be deemed to have been present at the meeting.

4.	Notices of Meetings

In all instances, a notice shall be deemed to be sufficient if it indicates the time and place of the meeting and is sent by any methods of transmission permitted under the Act and the by-laws at least forty-eight (48) hours before the meeting. It shall be sent to the director’s last known business or home address. In the event of an emergency, such time shall be shortened to twenty-four (24) hours. The notice shall be given by the Secretary or by any other officer designated by the President of the Corporation or the directors. To the extent permitted under the Act, the notice need not be signed or specify the nature of the business to be transacted at the meeting.

5.	Quorum

A majority of the directors in office from time to time shall constitute a quorum at any meeting of the Board of Directors. Quorum shall exist for the entire meeting of the Board.

6.	Adjournment

Whether or not there is a quorum, any meeting of the Board of Directors may be adjourned from time to time by a vote of a majority of the directors present and subsequently resumed without the requirement that a new notice be given, if the time and place of the adjourned meeting is announced at the same time as the adjournment. At the adjourned meeting, the Board of Directors may validly transact business in accordance with the terms established at the time of the adjournment provided that there is a quorum. The directors who constituted a quorum at the original meeting do not have to constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the meeting is deemed to have ended at the preceding meeting at which the adjournment was announced.

7.	Voting

Subject to the provisions of the Act and the by-laws limiting the right to vote, each director is entitled to one vote. Any matters submitted to a meeting of the directors shall be decided by a majority of votes. Voting shall be by show of hands unless a ballot is requested by the person presiding over the meeting or by a director, in which case the vote shall be by ballot. If voting is by ballot, the secretary of the meeting shall be the scrutineer and shall count the ballots. Voting by proxy is not allowed for meetings of directors.

8.	Chairman of the Board

The Chairman of the Board shall preside over all meetings of the Board of Directors. If there is no Chairman of the Board or if he is absent, the meeting shall be chaired by the Executive Vice-Chairman of the Board if there is one or, if there is no Executive Vice-Chairman or if he is absent, by the President of the Corporation if he is a director or, if he is not a director or he is absent, by a Vice-President if he is a director. In their absence, any director chosen by the majority of the members of the Board of Directors shall preside over the meeting.

9.	Secretary

At any meeting of the directors, the Secretary of the Corporation or, in his absence, an Assistant Secretary, or in the absence of an Assistant Secretary, any person appointed by the person presiding over the meeting shall act as secretary.

10.	Waiver of Notice

Any director may, in writing, waive notice of a meeting of the Board either before or after the meeting is held. Attendance of a director at the meeting shall be a waiver unless the director attends for the sole purpose of objecting to the meeting on the grounds that it was not lawfully called.

11.	Validity of Acts of Directors

Any act by the Board of Directors or by any person acting as a director, even if it is later discovered that there is an irregularity in the election or appointment of the director or the person acting as such or a defect in the qualification of one or more members of the Board of Directors, shall be as valid as if each such person had been duly appointed or elected or were qualified to be a director.

12.	Written Resolutions

Resolutions in writing, signed by all the directors entitled to vote on such resolutions at meetings of the Board or a committee, have the same force as if they had been passed during such meetings. A copy of such resolutions shall be kept with the minutes of the meetings of the Board or the committee in question.

ARTICLE VI - OFFICERS

1.	Officers

The Board of Directors may appoint any officers and any other mandataries as it deems appropriate and determine their titles, functions, powers and remuneration. The same person may hold more than one office. Except for the Chairman of the Board, who must be a director, an officer need not be a director or shareholder of the Corporation. Each officer or mandatary may be removed at any time by the Board of Directors. Any officer or mandatary may resign at any time by way of notice to the Corporation.

ARTICLE VII - COMMITTEES

1.	Committees of Directors

The Board of Directors may create a committee or committees of directors, the designation and composition of which shall be at the discretion of the Board of Directors, and may delegate to such committee or committees all the powers of the Board of Directors except those which, under the Act, must be exercised by the Board of Directors or those which the Board of Directors may expressly reserve for itself. The Board of Directors may, by choosing among its members, fill any vacancy occurring on any of its committees for any reason whatsoever. Members of any Board committee shall have the right to receive for their services the remuneration that the directors may determine by resolution.

2.	Procedure

The meetings of each committee shall be held at the specified time and place at the call of the chairman of the committee or, in his absence, of a member of the said committee. Unless otherwise determined by the Board of Directors, each committee shall have the power to determine the quorum provided it is not be not less than a majority of the members, appoint its chairman and determine its internal procedure. The powers of the committee may be exercised at a meeting at which there is a quorum or by written resolution signed by all of the members entitled to vote on such resolution. The members of any committee may, if all the members consent, participate in a meeting of such committee by such means, particularly by telephone or teleconferencing, as permit all persons participating in the meeting to hear each other. They shall then be deemed to have been present at the meeting.

ARTICLE VIII - SEAL

1.	Description

The Corporation may possess a seal on which its name shall be engraved. The seal or any amendment thereto shall be adopted by resolution of the directors. It shall be authenticated by the signature of the President or Secretary.

ARTICLE IX - LIABILITY OF DIRECTORS, OFFICERS AND OTHER PERSONS

1.	Limitation of Liability

Within the limits permitted under the Act, no director or officer of the Corporation shall be liable for the acts, omissions or default of any other director, officer, mandatary or employee, or for any loss, damage or expense incurred by the Corporation due to an insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation, or the insufficiency of any security in or upon which the Corporation has invested money, or for any loss or damage arising from the bankruptcy, the insolvency or the delictual or quasi-delictual acts of any person, firm or group with whom or which moneys, securities or effects have been lodged or deposited or for any other loss, damage or misfortune whatsoever which may happen in the execution of his duties or in relation thereto.

2.	Indemnification

The Corporation shall indemnify any director or officer of the Corporation, any former director or officer of the Corporation, or any person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment if:

2.1	The person acted with honesty and loyalty in the interest of the Corporation or the aforesaid group; and

2.2	In the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds to believe that his conduct was lawful.

Nothing in the present paragraph shall limit the ability of the Corporation to offer greater indemnities, within the limits permitted under the Act.

3.	Insurance

Subject to the provisions of the Act, the Corporation may purchase and maintain, for the benefit of the persons mentioned in paragraph 2 of this Article IX and the Corporation’s other mandataries, as well as any other person who acts or acted in such capacity or who, at the Corporation’s request, acts or acted in such capacity for another group, such insurance as may be determined from time to time by the Board of Directors.

ARTICLE X - SHARE CAPITAL

1.	Certificates and Transfer of Shares

Certificates representing the shares of the share capital of the Corporation shall bear the signatures of the President or a Vice-President and of the Secretary or an Assistant Secretary of the Corporation. Any certificate bearing a signature of an authorized officer shall be valid, notwithstanding that the signatory has since ceased to hold that position.

2.	Transfer Agents

The Board of Directors may appoint or remove transfer agents or registrars and adopt provisions governing the transfer of shares and the registration thereof. Any share certificate issued after such appointment must be countersigned by such agents, failing which the certificate shall be invalid.

3.	Lost, Wrongfully Taken, Mutilated or Destroyed Certificates

In the event that a share certificate held by a shareholder is lost, wrongfully taken, mutilated or destroyed, the fact of such loss, wrongful taking, mutilation or destruction shall be reported to the Corporation or transfer agent (if any) by such shareholder with proof by way of an affidavit or a statutory declaration by the shareholder or other proof that the directors may require concerning such loss, wrongful taking, mutilation or destruction and the circumstances thereof, accompanied by the shareholder’s request to have a new certificate issued in replacement of the one that was lost, wrongfully taken, mutilated or destroyed. Upon reception by the Corporation (or if there are one or more transfer agents and registrars, then by the Corporation and by such transfer agents and registrars or by any one of them) of such security (if any) as may be required by the Board of Directors (or by the transfer agents and registrars, if any) in a form approved by the Corporation’s legal counsel, indemnifying the Corporation (and its transfer agents and registrars, if any) against any loss, damage or costs which the Corporation and/or the transfer agents and registrars, if any, may incur by issuing a new certificate to the said shareholder, a new certificate may be issued to replace the one that was lost, wrongfully taken, mutilated or destroyed, provided that such issuance is ordered by the President or a Vice-President or the Secretary or Treasurer of the Corporation then in office or by the Board of Directors.

4.	Joint Shareholders

If two (2) or more persons are registered as the joint holders of any share, the Corporation shall not be required to issue more than one certificate to such persons, and the delivery of such a certificate to one of such persons shall be sufficient in respect of all such persons. Each such person may give a receipt for the certificate issued to such persons or for any dividends, bonuses, discounts or other moneys payable or purchase rights relating to such share.

5.	Deceased Shareholders

In the event a shareholder or one of the joint shareholders dies, the Corporation shall not be required to enter any registrations in this regard in the security register or make any payment of dividends on such shares or other distribution in respect thereof without the prior filing of any documents that may be required under the Act and in accordance with the reasonable requirements of the Corporation and its transfer agent, if any.

ARTICLE XI - FISCAL YEAR AND DIVIDENDS

1.	Fiscal Year

The Corporation’s fiscal year shall end each year on the last day of the month of December.

2.	Dividends

The Board of Directors may, from time to time and in compliance with the Act, declare and pay dividends to the shareholders according to their respective rights.

The directors may declare dividends payable in cash, in assets or in fully paid shares and pay same to the shareholders according to their entitlement and interest. Any cash dividends shall be paid by cheque or money order sent by mail to the address shown in the registers or, in the case of joint holders, to the address of the holder appearing first in the registers as one of the joint holders of such shares, or by any electronic means deemed acceptable by the Board of Directors. Such cheques or money orders shall be made to the order of the registered holder and, in the case of joint holders, jointly in the names of all the joint holders. The sending of such cheques or money orders shall release the Corporation from any liability for such dividend up to the amount represented by such cheque or money order plus the amount of any taxes deducted or withheld, unless such cheque or money order is not paid upon presentation. No unpaid dividends shall bear interest.

In the event that a cheque or money order representing a dividend amount is not received by the person to whom it was sent as mentioned above, the Corporation shall issue such person a cheque or money order in replacement of the cheque or money order not received for a similar amount on such conditions regarding indemnification, reimbursement of costs and proof of non-receipt and title as the Board of Directors may prescribe from time to time, in general or in a specific case.

Any dividends unclaimed after a period of six (6) years from the date they were declared payable shall be forfeited and shall revert to the Corporation.

ARTICLE XII - NEGOTIABLE INSTRUMENTS, CONTRACTS, VOTING OF SHARES AND INTERESTS AND JUDICIAL DECLARATIONS

1.	Cheques, Bills of Exchange, etc.

All cheques, bills of exchange, promissory notes and other negotiable instruments shall be signed by the person or officer designated by the Board of Directors or any committee or person to whom the Board shall delegate this authority, generally or specifically. Unless a resolution to the contrary is passed by the Board of Directors, all endorsements of cheques, bills of exchange, promissory notes or other negotiable instruments payable to the Corporation shall be made for collection and deposit to the credit of the Corporation with a bank or duly authorized depository. Such endorsements may be made by way of a stamp or other device.

2.	Contracts, etc.

Any contracts or other documents in writing made in the normal course of the business of the Corporation and requiring the Corporation’s signature may be validly signed by the Chairman of the Board, the President of the Corporation, any Vice-President, the Secretary, the Treasurer or the Assistant Secretary, and all contracts or other documents made in writing so signed shall bind the Corporation, without further formality or authorization. The Board of Directors shall have the power to appoint, by resolution and from time to time, any other officer or any other person to sign contracts or other documents made in writing on behalf of the Corporation, which authorization may be general or specific. The Corporation’s seal may, if required, be affixed to such contracts or other documents in writing signed as aforesaid.

3.	Voting of Shares and Interests of Other Legal Persons or Other Unincorporated Groups

Unless otherwise decided by the Board of Directors, the Chairman of the Board, the President of the Corporation, any Vice-President, the Secretary, the Treasurer or the Assistant Secretary shall each have the power and authority, for and on behalf of the Corporation to:

3.1	Attend, act and vote at any meeting of the shareholders or other holders of interests of any corporation, legal person or other group in which the Corporation may, from time to time, hold shares or other interests and at such meeting he shall be entitled to exercise each and every one of the rights and powers attaching to the ownership of such shares or other interests as though he were the owner thereof; or

3.2	Issue one or more proxies authorizing other persons to act in the manner described above.

The Directors may, from time to time, grant the same powers to any other person.

4.	Judicial Declarations

The Chairman of the Board, the President of the Corporation, any Vice-President, the Secretary, the Treasurer or the Assistant Secretary, shall be authorized under this by-law to make, on behalf of the Corporation, any garnishment declaration, before or after judgment, and to answer any examination on the facts and particulars and other proceedings which may be necessary in any litigation involving the Corporation to make any application for dissolution or liquidation, or any petition in bankruptcy against any debtor of the Corporation and grant powers of attorney in connection with such proceedings; to represent the Corporation at any meeting of creditors in which the Corporation has interests to be safeguarded and to vote and make any decisions at such meetings. It shall, however, be in the board’s discretion to appoint, by resolution, any other person for the purpose of representing the Corporation for the above-mentioned purposes.

ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 14, 2011

RATIFIED BY THE SHAREHOLDERS ON MAY 12, 2011